Exhibit 99.1

                Reliance Steel & Aluminum Co. Reports
Record 2005 Fiscal Year and Fourth Quarter Results; 2005 Sales up 14%
                        and Net Income up 21%

    LOS ANGELES--(BUSINESS WIRE)--Feb. 16, 2006--Reliance Steel & Aluminum Co. (NYSE:RS) reported today its financial results for the fiscal year and fourth quarter ended December 31, 2005. For the 2005 year, net income was $205.4 million, or $6.21 earnings per diluted share, the Company's best-ever financial results. This compares with net income of $169.7 million, or $5.19 earnings per diluted share for the 2004 fiscal year. Sales for 2005 totaled a record $3.37 billion, an increase of 14% compared with 2004 sales of $2.94 billion. The 2005 fiscal year financial results include in cost of sales a pre-tax LIFO expense amount of $16.6 million, or $.31 per diluted share, compared with a pre-tax LIFO expense amount of $110.8 million, or $2.13 per diluted share included in cost of sales in 2004.
    For the 2005 fourth quarter, net income was a record $60.6 million, up 41% compared with net income of $43.0 million for the same period in 2004. Earnings per diluted share were a record $1.81, up 38% for the three months ended December 31, 2005 compared with earnings of $1.31 per diluted share for the same period last year. Sales for the 2005 fourth quarter were $868.7 million, up 17% compared with 2004 fourth quarter sales of $742.8 million. The 2005 fourth quarter financial results include in cost of sales a pre-tax LIFO expense amount of $91,000, compared with a pre-tax LIFO expense amount of $18.3 million, or $.39 per diluted share included in cost of sales in the 2004 fourth quarter.
    David H. Hannah, Chief Executive Officer of Reliance, said, "The continuation of strong metals pricing and demand for our products across the board in all the end markets that we support and the acquisition of Chapel Steel contributed to our record-breaking results for 2005. The fourth quarter's operating results were better than we expected regarding both pricing and demand levels. The non-residential construction, aerospace, electronics, semiconductor, truck trailer, rail car and heavy machinery sectors are all performing quite well.
    "We believe that we are well positioned to take advantage of a favorable operating environment. We are optimistic about 2006 and the opportunities that we envision for the continued successful growth of our Company. At this time, we estimate earnings per diluted share for the 2006 first quarter in a range of $1.90 to $2.00," said Hannah.
    On January 17, 2006, Reliance announced that it had entered into a definitive merger agreement with Earle M. Jorgensen Company (NYSE:JOR), headquartered in Lynwood, California, pursuant to which Reliance will acquire Jorgensen for $13.00 per share in cash and stock, subject to a collar. The transaction is valued at approximately $934 million, including the assumption of Jorgensen's net debt. This significant transaction would be immediately accretive to Reliance and is expected to be completed in the second quarter of 2006. Upon completion of the acquisition, Reliance will have a network of more than 140 facilities in 35 states and Belgium, Canada and South Korea and total assets of approximately $3 billion and annual revenues of more than $5 billion. For more information regarding the definitive merger agreement with Jorgensen, please refer to the Company's press release and SEC Form 8K dated January 17, 2006 posted on the Reliance web site at: www.rsac.com.
    Reliance and Jorgensen filed an SEC Form S-4 Registration Statement and a preliminary proxy statement/prospectus on February 7, 2006. Investors and security holders are urged to read the proxy statement/prospectus that will be sent to Jorgensen stockholders regarding the proposed merger, when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the proxy statement/prospectus, when it is available, and other documents filed by Reliance and Jorgensen with the Securities and Exchange Commission at the Commission's web site at www.sec.gov. The proxy statement/prospectus and these other documents may also be obtained, when available, free of charge from Reliance at www.rsac.com. Jorgensen stockholders should read the definitive proxy statement/prospectus carefully before making a decision concerning the merger.
    Reliance and Jorgensen, and their respective directors, executive officers and certain other of their employees, may be soliciting proxies from Jorgensen's stockholders in favor of the approval of the merger. Information regarding the persons who may, under SEC rules, be deemed to be participants in the solicitation of Jorgensen's stockholders in connection with the merger is set forth in Reliance's proxy statement for its 2005 annual meeting, filed with the SEC on April 15, 2005 and in Jorgensen's proxy statement for its 2005 annual meeting, filed with the SEC on July 21, 2005, and additional information will be set forth in the definitive proxy statement/prospectus referred to above when it is filed with the SEC.
    On October 18, 2005, the Company's Board of Directors declared the regular quarterly cash dividend of $.10 per share of common stock. The 2005 fourth quarter cash dividend was paid on January 6, 2006 to shareholders of record December 9, 2005. 2006 marks the 46th consecutive year that Reliance has paid quarterly dividends to its shareholders.
    Reliance will host a conference call that will be broadcast live over the Internet (listen only mode) regarding the 2005 fiscal year and fourth quarter financial results for the period ended December 31, 2005. All interested parties are invited to listen to the web cast on February 16, 2006 at 11:00 a.m. Eastern Time at: http://www.rsac.com/investorinformation or http://www.streetevents.com. Player format: Windows Media. The web cast will remain on the Reliance web site at: www.rsac.com through March 16, 2006 and a printed transcript will be posted on the Reliance web site after the completion of the conference call.
    Reliance Steel & Aluminum Co., headquartered in Los Angeles, California, is one of the largest metals service center companies in the United States. Through a network of more than 100 locations in 32 states and Belgium and South Korea, the Company provides value-added metals processing services and distributes a full line of over 90,000 metal products. These products include galvanized, hot-rolled and cold-finished steel; stainless steel; aluminum; brass; copper; titanium and alloy steel sold to more than 95,000 customers in various industries.
    Reliance Steel & Aluminum Co.'s press releases and additional information are available on the Company's web site at www.rsac.com. The Company was named to the 2006 Forbes Platinum 400 List of America's Best Big Companies and was also named as one of "America's Most Admired Companies" listed in the diversified wholesaler's category in the March 7, 2005 issue of Fortune.

    This release may contain forward-looking statements relating to future financial results. Actual results may differ materially as a result of factors over which Reliance Steel & Aluminum Co. has no control. These risk factors and additional information are included in the Company's reports on file with the Securities and Exchange Commission.


                     RELIANCE STEEL & ALUMINUM CO.
                        SELECTED FINANCIAL DATA
           (In thousands except share and per share amounts)

                          Three Months             Twelve Months
                       Ended December 31,       Ended December 31,
                   ---------------------------------------------------
                       2005         2004         2005         2004
                    -----------  -----------  -----------  -----------
Income Statement
 Data:
Net sales          $   868,678  $   742,819  $ 3,367,051  $ 2,943,034
Gross profit           251,152      201,367      918,051      832,186
Operating
 profit(1)             107,780       67,070      367,640      306,880
EBITDA(2)              117,341       79,264      405,065      343,285
EBIT(2)                105,516       67,783      358,434      298,658
Pre-tax income          99,584       60,909      333,212      269,968
Net income              60,588       42,952      205,437      169,728
EPS -- diluted     $      1.81  $      1.31  $      6.21  $      5.19
Weighted average
 shares
 outstanding --
 diluted            33,382,812   32,878,774   33,097,362   32,675,379
Gross margin              28.9%        27.1%        27.3%        28.3%
Operating
 margin(1)                12.4%         9.0%        10.9%        10.4%
EBITDA margin(2)          13.5%        10.7%        12.0%        11.7%
EBIT margin(2)            12.1%         9.1%        10.6%        10.1%
Pre-tax margin            11.5%         8.2%         9.9%         9.2%
Net margin                 7.0%         5.8%         6.1%         5.8%
Cash dividends per
 share             $       .10  $       .07  $       .38  $       .26


                                        December 31,    December 31,
                                            2005            2004
                                       ---------------  --------------
Balance Sheet Data:
Current assets                        $       847,348  $      733,229
Working capital(3)                            513,529         458,551
Net fixed assets                              479,719         458,813
Total assets                                1,769,070       1,563,331
Current liabilities                           333,819         274,678
Long-term debt                                306,790         380,850
Shareholders' equity                        1,029,865         822,552
Capital expenditures                           53,740          35,982
Net debt-to-total capital(4)                     23.8%           33.6%
Return on equity                                 25.0%           26.2%
Current ratio                                     2.5             2.7
Book value per share                  $         31.11  $        25.18
Cash flow from operations per share   $          8.22  $         3.73

(1) Operating profit is calculated as net sales less cost of sales, warehouse, delivery, selling, general and administrative expenses and depreciation expense.
(2) See Consolidated Statements of Income for reconciliation of
    EBIT and EBITDA. EBIT is defined as the sum of income before interest expense and income taxes. EBITDA is defined as the sum of income before interest expense, income taxes, depreciation expense and amortization of intangibles. We believe that EBIT and EBITDA are commonly used as a measure of performance for companies in our industry and are frequently used by analysts, investors, lenders and other interested parties to evaluate a company's financial performance and its ability to incur and service debt. EBIT and EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States. The items excluded from EBIT and EBITDA are significant components in understanding and assessing financial performance. EBIT or EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of operating performance or as a measure of liquidity.
(3) The December 31, 2004 balances have been adjusted to reflect balance sheet reclassifications made as of December 31, 2005.
(4) Net debt-to-total capital is calculated as total debt (net of cash) divided by shareholders' equity plus total debt (net of cash).


                     RELIANCE STEEL & ALUMINUM CO.
                      CONSOLIDATED BALANCE SHEETS
                  (In thousands except share amounts)

                                ASSETS

                                        December 31,    December 31,
                                            2005            2004
                                       ---------------  --------------
Current assets:
 Cash and cash equivalents            $        35,022  $       11,659
 Accounts receivable, less allowance
  for doubtful accounts of $10,511
  and $8,699 at December 31, 2005 and
  2004, respectively                          369,931         329,991
 Inventories                                  387,385         349,779
 Prepaid expenses and other current
  assets                                       19,009          17,216
 Deferred income taxes                         36,001          24,584
                                       ---------------  --------------
Total current assets                          847,348         733,229
Property, plant and equipment, at
 cost:
 Land                                          60,207          57,982
 Buildings                                    281,986         261,228
 Machinery and equipment                      403,403         370,229
 Accumulated depreciation                    (265,877)       (230,626)
                                       ---------------  --------------
                                              479,719         458,813

Goodwill                                      384,730         341,780
Other assets                                   57,273          29,509
                                       ---------------  --------------
Total assets                          $     1,769,070  $    1,563,331
                                       ===============  ==============

                 LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                     $       188,584  $      140,323
 Accrued expenses                              19,234          17,561
 Accrued compensation and retirement
  costs                                        52,354          49,959
 Accrued insurance costs                       23,372          20,297
 Deferred income taxes                            214             138
 Current maturities of long-term debt          49,525          46,400
 Current maturities of capital lease
  obligations                                     536              --
                                       ---------------  --------------
Total current liabilities                     333,819         274,678
Long-term debt                                301,275         380,850
Capital lease obligations                       5,515              --
Long-term retirement costs                     15,660          14,102
Deferred income taxes                          65,808          55,613
Minority interest                              17,128          15,536
Commitments                                        --              --
Shareholders' equity:
 Preferred stock, no par value:
   Authorized shares -- 5,000,000
   None issued or outstanding                      --              --
 Common stock, no par value:
   Authorized shares -- 100,000,000
   Issued and outstanding shares
   33,108,999 and 32,669,967 at
   December 31, 2005 and 2004,
   respectively, stated capital               325,010         313,953
 Retained earnings                            704,530         508,147
 Accumulated comprehensive income                 325             452
                                       ---------------  --------------
Total shareholders' equity                  1,029,865         822,552
                                       ---------------  --------------
Total liabilities and shareholders'
 equity                               $     1,769,070  $    1,563,331
                                       ===============  ==============


                     RELIANCE STEEL & ALUMINUM CO.
                   CONSOLIDATED STATEMENTS OF INCOME
           (In thousands except share and per share amounts)

                         Three Months              Twelve Months
                      Ended December 31,        Ended December 31,
                   ------------------------- -------------------------
                       2005         2004         2005         2004
                    -----------  -----------  -----------  -----------
Net sales          $   868,678  $   742,819  $ 3,367,051  $ 2,943,034
Other income, net          962        1,792        3,671        4,168
                    -----------  -----------  -----------  -----------
                       869,640      744,611    3,370,722    2,947,202

Costs and
 expenses:
 Cost of sales
  (exclusive of
  depreciation and
  amortization
  shown below)         617,526      541,452    2,449,000    2,110,848
 Warehouse,
  delivery,
  selling, general
  and
  administrative       132,292      123,611      507,905      483,887
 Depreciation and
  amortization          11,825       11,481       46,631       44,627
 Interest expense        5,932        6,874       25,222       28,690
                    -----------  -----------  -----------  -----------
                       767,575      683,418    3,028,758    2,668,052
Income before
 minority interest
 and income taxes      102,065       61,193      341,964      279,150
Minority interest       (2,481)        (284)      (8,752)      (9,182)
                    -----------  -----------  -----------  -----------
Income from
 continuing
 operations before
 income taxes           99,584       60,909      333,212      269,968
Provision for
 income taxes           38,996       17,957      127,775      100,240
                    -----------  -----------  -----------  -----------
Net income         $    60,588  $    42,952  $   205,437  $   169,728
                    ===========  ===========  ===========  ===========

Earnings per
 share:
Income from
 continuing
 operations --
 diluted           $      1.81  $      1.31  $      6.21  $      5.19
                    ===========  ===========  ===========  ===========
Weighted average
 shares
 outstanding --
 diluted            33,382,812   32,878,774   33,097,362   32,675,379
                    ===========  ===========  ===========  ===========
Income from
 continuing
 operations --
 basic             $      1.83  $      1.32  $      6.24  $      5.23
                    ===========  ===========  ===========  ===========
Weighted average
 shares
 outstanding --
 basic              33,072,448   32,632,453   32,935,034   32,480,101
                    ===========  ===========  ===========  ===========
Cash dividends per
 share             $       .10  $       .07  $       .38  $       .26
                    ===========  ===========  ===========  ===========



                  Reconciliation of EBIT and EBITDA
Income from
 continuing
 operations before
 income taxes      $    99,584  $    60,909  $   333,212  $   269,968
Interest expense         5,932        6,874       25,222       28,690
                    -----------  -----------  -----------  -----------
EBIT                   105,516       67,783      358,434      298,658
                    -----------  -----------  -----------  -----------
Depreciation
 expense                11,080       10,686       42,506       41,419
Amortization
 expense                   745          795        4,125        3,208
                    -----------  -----------  -----------  -----------
EBITDA             $   117,341  $    79,264  $   405,065  $   343,285
                    ===========  ===========  ===========  ===========


                     RELIANCE STEEL & ALUMINUM CO.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                                            Twelve Months Ended
                                                December 31,
                                      --------------------------------
                                            2005            2004
                                       ---------------  --------------
Operating activities:
Net income                            $       205,437  $      169,728
Adjustments to reconcile net income
 to net cash provided by operating
 activities:
 Depreciation and amortization                 46,631          44,627
 Deferred taxes                                (1,059)          2,726
 Gain on sales of machinery and
  equipment                                        --            (660)
 Minority interest                              8,751           9,182
 Tax benefit of stock options
  exercised                                     3,476           1,905
 Changes in operating assets and
  liabilities:
   Accounts receivable                        (15,391)       (108,198)
   Inventories                                (11,345)        (61,699)
   Prepaid expenses and other assets           (2,624)         (3,584)
   Accounts payable and accrued
    expenses                                   38,343          67,741
                                       ---------------  --------------
Net cash provided by operating
 activities                                   272,219         121,768

Investing activities:
Purchases of property, plant and
 equipment, net                               (53,740)        (35,982)
Proceeds from sales of property and
 equipment                                      1,485           3,281
Acquisitions of metals service
 centers, net of cash acquired and
 debt assumed                                 (94,377)             --
Purchase of minority interest in
 foreign subsidiary                                --            (473)
Tax reimbursements made related to
 prior acquisition                                 --         (16,475)
                                       ---------------  --------------
Net cash used in investing activities        (146,632)        (49,649)

Financing activities:
Proceeds from borrowings                      393,000         209,000
Principal payments on long-term debt
 and short-term borrowings                   (486,511)       (273,400)
Payments to minority shareholders              (7,159)         (1,709)
Dividends paid                                (12,530)         (8,448)
Exercise of stock options                      10,811          10,130
Issuance of common stock                          246             236
                                       ---------------  --------------
Net cash used in financing activities        (102,143)        (64,191)
Effect of exchange rate changes on
 cash                                             (81)          1,565
                                       ---------------  --------------

Increase in cash and cash equivalents          23,363           9,493

Cash and cash equivalents at
 beginning of period                           11,659           2,166
                                       ---------------  --------------

Cash and cash equivalents at end of
 period                               $        35,022  $       11,659
                                       ===============  ==============

Supplemental cash flow information:
Interest paid during the period       $        25,309  $       28,525
Income taxes paid during the period   $       118,909  $      100,589




    CONTACT: Reliance Steel & Aluminum Co.
             Kim P. Feazle
             Investor Relations
             (713) 610-9937
             (213) 576-2428
             kfeazle@rsac.com
             investor@rsac.com